Exhibit 10.55

AMENDMENT TO BONUS AGREEMENTS

This Amendment to Bonus Agreements is made and entered into this 10th day of May, 2012 by and between ELIZABETH A. SMITH (the “Executive”) and BLOOMIN’ BRANDS, INC., formerly known as Kangaroo Holdings, Inc., (the “Company”).

RECITALS

WHEREAS, Executive and the Company entered into that certain Retention Bonus Agreement dated November 2, 2009 (“Retention Agreement”); and

WHEREAS, Executive and the Company entered into that certain Bonus Agreement dated December 31, 2009 (“Bonus Agreement”); and

WHEREAS, Executive and the Company desire to amend the Retention Agreement and the Bonus Agreement as specified below.

AGREEMENT

Now, Therefore, in consideration of the mutual covenants contained here, the parties hereto, intending to be legally bound, agree as follows:

1. Remaining Payments under Retention Agreement. The parties acknowledge and agree that Executive has received all amounts payable pursuant to the Retention Agreement except for Seven Million Two Hundred Thousand Dollars ($7,200,000) (“Remaining Retention Payments”) payable in installments of Three Million Six Hundred Thousand Dollars ($3,600,000) on each of November 2, 2012 and November 2, 2013.

2. Remaining Payments under Bonus Agreement. The parties acknowledge and agree that Executive has not received any amounts payable pursuant to the Bonus Agreement and the entire amount of Fifteen Million Two Hundred Twenty Five Thousand Dollars ($15,225,000) (“Remaining Bonus Payments”) remains unpaid.

3. Modification of Remaining Payments. Executive and Company hereby agree that notwithstanding any contrary provision of the Retention Agreement or the Bonus Agreement, in the event (i) the Company completes an Initial Public Offering (as defined in the Bonus Agreement) during 2012 and (ii) Executive is employed as Chief Executive Officer of the Company at the time of completion of the Initial Public Offering, then all of the Remaining Retention Payments and all of the Remaining Bonus Payments shall be paid to Executive in a lump sum within sixty (60) days of the completion of the Initial Public Offering. If the forgoing conditions are not met, this Amendment shall be null and void ab initio.

4. Ratification. Executive and Company hereby ratify and confirm the Retention Agreement and the Bonus Agreement and acknowledge same are in full force and effect in accordance with their terms except as expressly modified hereby.

In Witness Whereof, the parties have executed this Agreement the date and year first above written.

EXECUTIVE

/s/ Elizabeth A. Smith
ELIZABETH A. SMITH

COMPANY

BLOOMIN’ BRANDS, INC.

By:	/s/ Joseph J. Kadow
JOSEPH J. KADOW
EXECUTIVE VICE PRESIDENT

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